EXHIBIT 1

JOINT FILING AGREEMENT

This will confirm the agreement by and among all the undersigned that the Schedule 13D filed on or about this date and any amendments thereto with respect to the beneficial ownership by the undersigned of shares of common stock, $0.0001 par value per share, of NextDecade Corporation is being filed on behalf of each of the undersigned in accordance with Rule 13d-1(k)(1) under the Securities Exchange Act of 1934.  This agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.  The execution and filing of this agreement shall not be construed as an admission that the undersigned are a group, or have agreed to act as a group.

Dated:  August 3, 2017

Halcyon Mount Bonnell Fund LP

By: Halcyon Capital Management LP, its Manager

/s/ Suzanne McDermott		/s/ John Freese
Name:	Suzanne McDermott	Name:	John Freese
Title:	Chief Compliance Officer	Title:	Senior Corporate Counsel

August 3, 2017		August 3, 2017
Date		Date

HLTS GP LLC

/s/ Suzanne McDermott		/s/ John Freese
Name:	Suzanne McDermott	Name:	John Freese
Title:	Chief Compliance Officer	Title:	Senior Corporate Counsel

August 3, 2017		August 3, 2017
Date		Date

HCN LP
By: Halcyon Capital Management LP, its Manager

/s/ Suzanne McDermott		/s/ John Freese
Name:	Suzanne McDermott	Name:	John Freese
Title:	Chief Compliance Officer	Title:	Senior Corporate Counsel

August 3, 2017		August 3, 2017
Date		Date

HCN GP LLC

/s/ Suzanne McDermott		/s/ John Freese
Name:	Suzanne McDermott	Name:	John Freese
Title:	Chief Compliance Officer	Title:	Senior Corporate Counsel

August 3, 2017		August 3, 2017
Date		Date

Halcyon Energy, Power & Infrastructure Capital Holdings LLC
By: Halcyon Capital Management LP, its Manager

/s/ Suzanne McDermott		/s/ John Freese
Name:	Suzanne McDermott	Name:	John Freese
Title:	Chief Compliance Officer	Title:	Senior Corporate Counsel

August 3, 2017		August 3, 2017
Date		Date

First Series of HDML Fund I LLC
By: Halcyon Capital Management LP, its Manager

/s/ Suzanne McDermott		/s/ John Freese
Name:	Suzanne McDermott	Name:	John Freese
Title:	Chief Compliance Officer	Title:	Senior Corporate Counsel

August 3, 2017		August 3, 2017
Date		Date

HDML Asset LLC

/s/ Suzanne McDermott		/s/ John Freese
Name:	Suzanne McDermott	Name:	John Freese
Title:	Chief Compliance Officer	Title:	Senior Corporate Counsel

August 3, 2017		August 3, 2017
Date		Date

Halcyon Master Fund LP
By: Halcyon Asset LLC, its General Partner

/s/ Suzanne McDermott		/s/ John Freese
Name:	Suzanne McDermott	Name:	John Freese
Title:	Chief Compliance Officer	Title:	Senior Corporate Counsel

August 3, 2017		August 3, 2017
Date		Date

Halcyon Asset LLC

/s/ Suzanne McDermott		/s/ John Freese
Name:	Suzanne McDermott	Name:	John Freese
Title:	Chief Compliance Officer	Title:	Senior Corporate Counsel

August 3, 2017		August 3, 2017
Date		Date

/s/ Avinash Kripalani
Name:	Avinash Kripalani

August 3, 2017
Date

/s/ Jason Dillow
Name:	Jason Dillow

August 3, 2017
Date

/s/ Kevah Konner
Name:	Kevah Konner

August 3, 2017
Date

/s/ John Bader
Name:	John Bader

August 3, 2017
Date